SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 Form 8-K/A

                               CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934.

                      Date of report: February 12, 1999

                              Lotus Pacific, Inc.
            (Exact name of registrant as specified in its charter)

                                    Delaware
                             State of Organization

                                    000-24999
                               Commission File Number

                                    52-1947160
                            Employer Identification Number

          200 Centennial Avenue, Suite 201, Piscataway, New Jersey 08854
                       Address of Principal Executive Office

                                   (732) 885-1750
                   Registrant's Telephone Number, Including Area Code




Item 2.    Acquisition or Disposition of Assets.

On February 12, 1999, Lotus Pacific, Inc. (the "Registrant") announced that it had signed agreements to acquire US Securities & Futures Corp. ("USSF") of New York, NY and Professional Market Brokerage, Inc. (PMB) of Chicago, IL. Both transactions were consummated in February 1999, resulting in the Registrant's acquisition of 100% of the outstanding stock of both companies.

To acquire USSF, the Registrant paid the prior owner a total of $2.5 million in cash and 500,000 shares of the Registrant's Common Stock valued at the market price of $7.0625 per share at the time of the acquisition. The assets of USSF at the time of the acquisition included 580,000 shares of the Registrant's Common Stock. The excess of the purchase price and related costs over the value assigned to the net tangible assets acquired was $5,949,675. Subsequent to the date of the acquisition, LPFC invested an additional $250,000 in USSF.

USSF is a full service brokerage firm with its headquarters on Wall Street in New York, NY. With over 15 branches worldwide, USSF offers online securities trading service and other financial and brokerage services to individuals and institutions. USSF is registered as a Futures Commission Merchant and is a member of the National Association of Securities Dealers, the Securities Investor Protection Corporation and the National Futures Association.

To acquire PMB, the Registrant paid the prior owner $240,000 in cash and 500,000 shares of the Registrant's Common Stock valued at the market price of $7.0625 per share at the time of the acquisition. The excess of the purchase price and related costs over the value assigned to the net tangible assets acquired was $3,114,769. Subsequent to the date of acquisition, as required by the terms of the acquisition, the Registrant invested an additional $3,518,750 of its Common Stock in PMB.

PMB is a financial trading firm that provides online trading service from its advanced Internet-based system to self-directed and broker-assisted individuals, money managers, commodity trading advisers and introducing brokers. PMB has a diversified customer base with approximately $22 million in customer segregated assets. PMB is registered with the Commodity Futures Trading Commission as a Futures Commission Merchant and is a member of the National Futures Association.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

 (a) Financial Statements of the Businesses Acquired. Financial statements of the businesses acquired are attached hereto as Exhibit 99.1 and Exhibit 99.2.

 (b) Pro Forma Financial Information. Pro forma financial statements of the Registrant reflecting the acquisitions are attached hereto as Exhibit 99.3.

 (c) Exhibits.

    2.1 Share Purchase and Exchange Agreement among Registrant, Travelway International Limited and U.S. Securities & Futures Corp., dated February 12, 1999.

    2.2  Share Purchase and Exchange Agreement between Registrant and Stefan
         H. Benger, relating to the acquisition of Professional Market Brokerage, Inc., dated February 12, 1999.

    99.1 Audited Financial Statements of U.S. Securities and Futures Corp. for the Years Ended December 31, 1998 and 1997.

    99.2 Audited Financial Statements of Professional Market Brokerage, Inc. for the Years Ended December 31, 1998 and 1997.

    99.3 Pro Forma Condensed Consolidated Balance Sheet of Registrant as of December 31, 1998 and Pro Forma Condensed Consolidated Statements of Operations of Registrant for the Year Ended June 30, 1998 and the Six Months Ended December 31, 1998.




                              Signatures



Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




                                       LOTUS PACIFIC, INC.


Date:  June 9, 2000                    By:   /s/ David Li
                                       -------------------------------
                                       David Li, Chief Financial Officer






                                    EXHIBIT INDEX


Exhibit No.                           Description
----------    -------------------------------------------------------------
  2.1         Share Purchase and Exchange Agreement among  Registrant,
              Travelway International Limited and U.S. Securities & Futures
              Corp., dated February 12, 1999.

  2.2 Share Purchase and Exchange Agreement between Registrant and Stefan H. Benger, relating to the acquisition of Professional Market Brokerage, Inc., dated February 12, 1999.

  99.1 Audited Financial Statements of U.S. Securities and Futures Corp. for the Years Ended December 31, 1998 and 1997.

  99.2 Audited Financial Statements of Professional Market Brokerage, Inc. for the Years Ended December 31, 1998 and 1997.

  99.3 Pro Forma Condensed Consolidated Balance Sheet of Registrant as of December 31, 1998 and Pro Forma Condensed Consolidated Statements of Operations of Registrant for the Year Ended
              June 30, 1998 and the Six Months Ended December 31, 1998.